UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 E. Geddes Avenue, Suite 500 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2023, Cheri Kinder notified Red Robin Gourmet Burgers, Inc. (the “Company”) of her intent to resign as Chief Accounting Officer of the Company. Her resignation will be effective as of September 27, 2023. Ms. Kinder has indicated that she will continue in her role and assist in the transition of her responsibilities as Chief Accounting Officer until her departure from the Company.

Effective immediately following Ms. Kinder’s departure, Todd Wilson, the Company’s Chief Financial Officer, will assume the responsibilities of principal accounting officer. For further information about Mr. Wilson, please see “Item 1. Business – Executive Officers” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2022, filed with the Securities Exchange Commission on February 28, 2023. There will be no change in compensation for Mr. Wilson in connection with his assumption of these responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2023

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Sarah A. Mussetter
Name:	Sarah A. Mussetter
Title:	Chief Legal Officer